UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

MICRONET ENERTEC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35850	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

(201) 225-0190
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions(see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On May 14, 2015, Micronet Enertec Technologies, Inc. (the “Company”) issued a press release announcing its financial results for the three months ended March 31, 2015 and other financial information. On the same day, the Company posted to its website a presentation containing its financial results for the three months ended March 31, 2015. Copies of the press release and the presentation are furnished with this report as Exhibits 99.1 and 99.2, respectively.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2015, the Board of Directors (the “Board”) of the Company appointed  Mr. Eyal Leibovitz as its Chief Financial Officer effective July 12, 2015 as well as the terms of his employment pursuant to the Employment Agreement between the Company and Mr. Leibovitz dated May 13, 2015  (the “Employment Agreement”).

Mr. Leibovitz brings extensive and proven experience in similar positions with global companies operating in international markets and related industries. Prior to joining the Company, Mr. Leibovitz served for 4 years (2011-2015) as Chief Financial Officer of N-trig Inc. a provider of touch and pen (electronic inking) solutions, and prior to that for 4 years (2007-20011) as Chief Financial Officer of Kamada Ltd a biopharmaceutical company, currently traded on  NASDAQ (KMDA) and the Tel Aviv Stock Exchange.  Mr. Leibovitz  holds a B.A. in Business Administration from City University of New York, USA.

Pursuant to the Employment Agreement, Mr. Leibovitz will receive: (i) a monthly company cost of 65,000 NIS (approximately US$17,000 currently); (ii) shall be entitled to a car and phone; (iii) shall be entitled to receive bonuses and options as shall be determined by the Board in consultation with the Company’s Chief Executive Officer; and (iv) shall be entitled to customary Israeli pension funds and other social benefits. The Employment Agreement is not limited to a certain duration. The Employment Agreement is terminable by either party at any time by providing 90 days’ prior written notice. The Employment Agreement also contains customary confidentiality, non-competition and non-solicitation provisions.

No family relationships exist between Mr. Leibovitz and any of the Company's  directors or other executive officers. There are no arrangements between Mr. Leibovitz and any other person pursuant to which Mr. Leibovitz was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Leibovitz has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mrs. Tali Dinar, former Chief Financial Officer of the Company shall remain in the position as Chief Financial Officer of Enertec Electronics Ltd, the Company’s wholly-owned subsidiary, and was appointed on May 13, 2015 as Chief Financial Officer of Micronet Ltd in which the Company has a controlling interest.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1 99.2	Press Release dated May 14, 2015 Presentation dated May 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRONET ENERTEC TECHNOLOGIES, INC.

Dated: May 14, 2015	By:	/s/ David Lucatz
Name: David Lucatz
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1 99.2	Press Release dated May _14, 2015 Presentation dated May 14, 2015